EXHIBIT 99.1

GBT Technologies Announces Formation of Cube X Media to Launch
National Digital Media and Content Platform

New subsidiary to Drive Advertising, Branded Content, and Original Media across its Network

LOS ANGELES, April 6, 2026 (GLOBE NEWSWIRE) -- GBT Technologies, Inc. (OTC PINK: GTCH) (“GBT” or the “Company”), a technology developer specializing in artificial intelligence (AI), Internet of Things (IoT), and intelligent platform technologies, today announced the formation of Cube X Media Corporation, a wholly-owned subsidiary focused on content creation, digital advertising, and media distribution across its network of interactive machines.

Cube X Media will serve as the Company’s dedicated media division, to produce targeted advertising campaigns, vertical content series, and original short-form and cinematic media created specifically for delivering high-impact content to target audiences.

“Cube X Media marks a pivotal step in our evolution as a company,” said Patrick Bertagna, GBT Technologies’ Chief Executive Officer. “We expect to unlock the full potential of our platform by combining physical timely access to essential products with a powerful digital media ecosystem.”

Cube X Media will operate as a vertically integrated content engine, enabling brands, institutions, and sponsors to engage directly with consumers through high-visibility, data-driven placements.

The launch of Cube X Media represents a notable expansion of the Company’s business model, augmenting its physical “smart machines” infrastructure into a scalable digital media network.

Core offerings are to include:

●	Programmatic and direct advertising placements across Cube Wellness machine displays

●	Branded content delivery into targeted markets

●	Specialized content creation for corporate and institutional partners

Cube X Media is expected to leverage the Company’s digital advertising infrastructure technology ecosystem to deliver measurable and targeted content experiences.

The platform will offer advertisers:

●	Real-time audience engagement tracking

●	Precision ad targeting, demographic, and usage behavior

●	Closed-loop attribution between content exposure and consumer action

Patrick continued: “This integration positions the Company as both a physical product distribution network, and a digital media platform, to create a diversified and scalable monetization model, to drive long-term enterprise value.”

With active machine deployments across multiple locations and a growing footprint, the launch of Cube X Media reinforces the Company’s transition into a multi-vertical platform.

About GBT Technologies, Inc.

GBT Technologies, Inc. (OTC PINK: GTCH) is a development-stage technology company focused on the research and development of artificial intelligence (AI), Internet of Things (IoT), and intelligent platform technologies. The Company’s initiatives span integrated system architectures, predictive analytics, sensor-based platforms, and other emerging technologies intended to support scalable commercial applications. GBT Technologies pursues growth through internal development and strategic subsidiary initiatives.

About Cube Wellness Technologies

Cube Wellness Technologies is a wholly owned subsidiary of GBT Technologies, Inc., focused on deploying AI-enabled automated just-in-time point of sale infrastructure. Cube Wellness integrates intelligent hardware, software, and connected systems to deliver 24/7 access to wellness and health-related products through digital payment, inventory intelligence, and centralized operational management. The platform is designed for universities, institutional environments, workplaces, and community locations, with an emphasis on scalable deployment and data-enabled operations.

About Cube X Media Corporation

Cube X Media is a wholly owned subsidiary of GBT Technologies, Inc., focused on content creation, digital advertising, vertical content series, and original short-form and cinematic media.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are based on management’s current expectations and assumptions and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied. These statements include, without limitation, statements regarding the Company’s and Cube Wellness’ ability to onboard and deploy machines, scale operations, execute the university rollout initiative, establish or maintain strategic relationships, commercialize the platform, generate revenues, and achieve anticipated market adoption. Additional risks include the Company’s development-stage status, capital requirements and access to financing, reliance on third-party vendors and partners, technological and operational risks, competitive conditions, and regulatory, market, and economic factors. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Contact:

patrick@cubewellnesstech.com

www.cubewellnesstech.com